EXHIBIT 23.4


                                  July 31, 2002


Capitol Bancorp Limited
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933

     RE:  SUNRISE CAPITAL CORPORATION

Ladies and Gentlemen:

     JMP Financial, Inc. hereby consents to your including a copy of the fairness opinion in the proxy statement/prospectus with regards to Sunrise Capital Corporation and to the reference to this firm in the proxy statement/prospectus as financial advisor to Sunrise Capital Corporation and under the caption "Opinion of Financial Adviser".


                                        Very truly yours,


                                        /s/ John Palffy
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                                        John Palffy
                                        President